UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 16, 2021

ONCOTELIC THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A	OTLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Oncotelic Therapeutics, Inc. (the “Company”) and Golden Mountain Partners, (“GMP”) announced that they are forming a joint venture (“JV”) to advance clinical development of the Company’s pharmaceutical pipeline and build out of manufacturing facilities for the commercial launch of the Company’s drug candidates (“the GMP Transaction”). The JV is expected to be taken to an initial public offering (“IPO”). Recent IPOs for TGF- β assets include Genor Biopharma, Pliant Therapeutics and ScholarRock. The Company and GMP signed a term-sheet, which amongst other requirements, includes moving into a standstill agreement and an immediate infusion of $1.5 Million by GMP into the Company.

On August 16, 2021, the Company issued press release stating GMP transaction. The press release if filed herewith.

On August 16, 2021 we met with investors to discuss the GMP transaction and its potential impact. The presentation is filed herewith.

●	The JV is between GMP, the Company and Dr. Trieu
●	The JV shall be fully funded by GMP
●	Dr. Trieu will lead manufacturing to support the commercialization of the Oncotelic’s assets as well as building out a pipeline of fast to market portfolio of drugs
●	The Company will provide its oncology/infectious disease pipeline
●	The IPO will be set up on the Hong Kong or other stock exchange.
●	The valuation of the IPO could be in the range of $1-2 Billion based on other comparables i.e. Genor Biopharma (HKEX: 6998), Pliant Therapeutics (Nasdaq:PLRX) and ScholarRock (Nasdaq:SRRK)
●	Assuming the valuation above is achieved, and with the proposed 35% ownership of the JV by the Company this could potentially translate into $350-700M in asset for the Company.
●	All this would be achieved without any dilution to the Company shareholders.
●	The proposed terms are being finalized as part of the definitive agreement within the next 45 days for shareholder approval.
●	This is the most transformative transaction for the company since its inception. We strongly recommend approval.
●	There is a standstill agreement in place for 45 days wherein the Company has agreed not to continue discussion of other competing transactions.
●	In consideration of standing still, GMP shall infuse $1.5 Million into the Company to support C001 clinical trial evaluating OT-101 against COVID-19

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

99.1	GMP and Oncotelic forming JV for IPO	Filed herewith.
99.1	GMP transaction presentation	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncotelic Therapeutics, Inc.

Date: August 17, 2021		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer

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